Exhibit 13(i)

Consent of Independent Registered Public Accounting Firm

The Committee

The Prudential Variable Contract Account -2:

We consent to the use of our report, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Financial Statements of VCA 2” in the Statement of Additional Information.

New York, New York

April 9, 2013

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-3 (the “Registration Statement”) of our report dated April 12, 2013, relating to the consolidated financial statements of The Prudential Insurance Company of America and its subsidiaries, which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 15, 2013